Exhibit 32
Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to 18 U.S.C. 1350, As Adopted
Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned Chief Executive Officer and Chief Financial Officer of Emageon Inc. hereby individually certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Emageon Inc.
In witness whereof, each of the undersigned has executed and delivered this Certification on this ninth day of November, 2006.

/s/ Charles A. Jett, Jr.

Charles A. Jett, Jr.
Chairman, Chief Executive Officer, and President
(Principal Executive Officer)

/s/ W. Randall Pittman

W. Randall Pittman
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)